UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: August 14, 2011

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS employer identification no.)

4500 College Blvd, Suite 240

Leawood, Kansas 66211

(Address of principal executive offices, including zip code)

(913) 663-2310

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Event

Empire Energy Corporation International and its wholly owned subsidiary, Great South Land Minerals Limited (GSLM) announced today that Empire and a London based partner, TXO Plc, an AIM listed company on the London Stock Exchange, have concluded negotiation of the terms of a Joint Venture and Administration Agreement (JVA) for the proposed drilling of Bellevue and Thunderbolt oil wells in Tasmania Australia.  Further, Empire has provided TXO Plc with an option to invest up to $5 million via a convertible loan instrument, in exchange for a 49% interest in Empire’s Tasmanian exploration licence, announced June 3, 2011, of which $100,000 has been advanced.

TXO Plc has been granted a further option by Empire to provide another convertible loan debt facility for $1,500,000 to meet Empire’s short term funding requirements and may extinguish up to approximately $2,680,000 of Empire’s debt.  This option may be converted at the election of TXO Plc to no more than 19.9% of Empire’s share capital post recapitalization.  TXO Plc has provided a $50,000 advance on this debt facility.  In addition to other obligations, these funds are expected to allow us to complete our audit for the year ended December 31, 2010 and therefore to file our 10K and interim quarterly reports on Form 10Q.

The parties to the Agreement plan to drill both giant domal seismically defined targets this spring and summer, provided that all necessary permits can be obtained from local Tasmanian authorities as requested.

Item 8.01 Other Events

On August 30, 2011, Empire Energy Corporation International filed an action in the United States District Court for the Southern District of New York against Noble Trenham, Diane Lawton, Smart Win International, LLC, and others alleging violations of the federal securities laws.  More specifically, the defendants are alleged to have violated the proxy solicitation and tender offer laws and regulations under the Securities Exchange Act of 1934.  The action seeks injunctive relief enjoining the defendants from attempting to seize control of Empire and remove its management through illegal proxy solicitations and offers to purchase Empire securities.  In addition to injunctive relief, the action seeks in excess of $1 billion in damages.

On September 6, 2011, we issued a press release regarding these events. The press release is attached as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Joint Venture and Management Agreement
10.2	$1.5 million Convertible Note
10.3	$5.0 million convertible Note
10.4	Complaint for Injunctive Relief and Damages
99.1	Press release September 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: September 6, 2011

By:   /s/ Malcolm Bendall

Mr. Malcolm Bendall

Chief Executive Officer

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